Exhibit 10.150

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bluegreen(R)                                colorful places to live and play(TM)

April 25, 2007

Mr. David L. Pontius
459 Henkel Circle
Winter Park, FL 32789

Dear Dave:

I am pleased to offer you the position of President, Resorts Division and Senior Vice President of Bluegreen Corporation, reporting to me. As I mentioned, it is my intention to recommend to the Nomination & Governance Committee of the Board to change the title to Executive Vice President of the Corporation. Your effective start date will be June 1, 2007. Your annual salary will be $500,000.00 paid at the bi-weekly rate of $19,230.77. In addition, you will receive a bonus budgeted to equal 100% of your base salary or $500,000.00, based upon achievement of the Resort Division's targeted financial metric at plan with a potential of up to 150% of base salary, based upon exceeding the same targeted financial metric. For the year 2007, you will receive a full bonus payment based on full year participation.

You will also be eligible for long-term incentive (LTI) compensation budgeted to equal $300,000.00 based on achievement of the Resort Division's targeted financial metric at plan, up to a maximum of $600,000.00 for exceeding the same targeted financial metric. For any year, if the LTI earned is less than $300,000.00, you will be guaranteed an additional payment of $100,000.00, paid in the Fiscal year that the LTI fully vests. If the LTI earned is between $300,000.00 and $400,000.00 you will be paid the difference between the actual award and $400,000.00 in the year the LTI fully vests. If the LTI earned is $400,000.00 or over, the LTI payment will equal what is earned for that year according to the LTI schedule. The form of the LTI compensation will be determined on a future date in 2007.

You will also be eligible for a signing bonus of $450,000.00 to be paid in three equal installments of $150,000.00 in January 2008, January 2009, and January 2010. In addition, you will receive a $12,000.00 annual car allowance. All compensation is paid according to Accounting and Human Resources policies and procedures, and all applicable IRS regulations, state and federal laws.

In the event you are terminated without cause you will receive a 12-month base salary severance plus a prorated bonus payment based on performance versus objectives.

                                            4960 Conference Way North, Suite 100
                                                            Boca Raton, FL 33431
                                             Tel: 561.912.8000 Fax: 561.912.8100

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David Pontius

You also will be eligible to participate in the Company sponsored health insurance program three months from your date of hire and Bluegreen Corporation's Retirement Savings Plan - 401(k) the beginning of the quarter immediately following one year of service in accordance with the eligibility requirements of the Plan. You are also eligible for four weeks of paid vacation time per year, to be incorporated into the Company's Paid Time Off Program. Also, if needed, the Company will reimburse you for the incremental cost in your health insurance (C.O.B.R.A. payment less your former employee premium), until such time that you are eligible to participate in the Company sponsored health insurance program. Please note reimbursed COBRA expenditures will be treated as taxable compensation to you as required by IRS regulations. For your information, our fiscal weeks run Monday through Sunday and payroll is processed bi-weekly for the two weeks ending the Sunday before payday.

Per Company policy this offer is contingent upon the satisfactory results of our standard background investigation and drug test.

If you agree to the terms of this employment offer letter, please sign on the "Accepted" line at the bottom of both letters, return the original copy for our files and retain one copy for you.

David, I look forward to working with you and having you as a key member of my management team. If you have any questions regarding the above information, please feel free to call me or Susan Saturday at (561) 912-8080.

Very truly yours,

/s/ John M. Maloney Jr.

John M. Maloney Jr.
President & CEO
Bluegreen Corporation

Accepted: /s/ David L. Pontius  Dated: 4/27/07
         ----------------------
            David L. Pontius

CC: Susan Saturday